UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2024
CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350	Kansas City,	MO	64106
(Address of Registrant's Principal Executive Offices)			(Zip Code)

(816)	875-3705
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered(1)
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

(1) Trading in the registrant's Common Stock and 7.375% Series A Cumulative Redeemable Preferred Stock on the New York Stock Exchange was suspended after market Close on December 1, 2023. The registrant's Common Stock and 7.375% Series A Cumulative Redeemable Preferred Stock began trading on the OTC Pink Marketplace on December 4, 2023 under the symbols CORR and CORRL, respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth below in Item 1.03 in this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.03	Bankruptcy or Receivership.
Voluntary Petition for Bankruptcy

On February 25, 2024 (the “Petition Date”), CorEnergy Infrastructure Trust, Inc. (the “Company”) filed a voluntary petition to commence proceedings under chapter 11 (the “Chapter 11 Case”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Missouri (the “Bankruptcy Court”). The Company filed a motion with the Bankruptcy Court seeking to administer the Chapter 11 Case under the caption “In re: CorEnergy Infrastructure Trust, Inc.”

The Company will continue to operate and manage its business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To ensure its ability to continue operating in the ordinary course of business and minimize the effect of bankruptcy on the Company’s business, the Company filed with the Bankruptcy Court a variety of “first day” motions seeking authority to maintain employee benefits and maintain existing banking practice. In addition, the Company filed motions with the Bankruptcy Court seeking customary operational and administrative relief. The Company expects that the Bankruptcy Court will approve the relief sought in these motions on an interim basis.

Additional information about the Chapter 11 Case, including access to Bankruptcy Court documents, is available online at https://cases.stretto.com/corenergy, a website administered by Stretto, a third-party bankruptcy claims and noticing agent. The documents and other information on this website are not part of this Current Report and shall not be incorporated by reference herein.

Restructuring Support Agreement

On February 25, 2024, prior to the commencement of the Chapter 11 Case, the Company entered into a restructuring support agreement (the “RSA”) with certain holders (collectively, the “Consenting Noteholders”) of the 5.875% Convertible Senior Notes due 2025 (the “Senior Notes”) issued by the Company under the indenture dated August 12, 2019, by and between the Company and U.S. Bank, National Association, as trustee. The Consenting Noteholders represent holders of approximately 90% of the outstanding aggregate principal amount of the Senior Notes. Under the RSA, the Consenting Noteholders have agreed, subject to certain terms and conditions, to support a financial and operational restructuring (the “Restructuring Transactions”) of the existing debt of, existing equity interests in, and certain obligations of the Company pursuant to a proposed plan of reorganization, substantially in the form attached as an exhibit to the Restructuring Support Agreement (the “Plan”), to be implemented through the Chapter 11 Case.

Under the RSA, the Consenting Noteholders have agreed to, among other things and subject to certain terms and conditions: (i) negotiate in good faith and use commercially reasonable best efforts to execute, deliver and implement the definitive documents required under the RSA; (ii) support and cooperate with the Company to take commercially reasonable best efforts necessary to consummate the Restructuring Transactions in accordance with the Plan and the terms and conditions of the RSA and vote and exercise any powers or rights available to them, if and when solicited to do so, in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions; (iii) give any required notice, order, instruction or direction to any administrative agent, collateral agent, indenture trustee or similar entity if so requested by the Company; (iv) support the Restructuring Transactions within the timeframes outlined in the RSA and definitive documents contemplated by the RSA; and (v) to the extent any legal, regulatory or structural impediment arises that would prevent, hinder or delay consummation of the Restructuring Transactions, negotiate in good faith appropriate additional or alternative provisions to address any such impediment.

In addition, under the RSA, the Consenting Noteholders have also agreed not to, among other things and subject to certain terms and conditions: (i) propose, file, support, vote for or solicit an alternative proposal to the Plan; (ii) seek to amend or modify or file a pleading seeking authority to amend or modify the definitive documents contemplated by the RSA in a manner inconsistent with the RSA or Plan; (iii) object to, delay, impede or take any other action to interfere with the acceptance, implementation or consummation of the Restructuring Transactions; (iv) exercise any right or remedy for the enforcement, collection or recovery of any of its claims against the Company, other than to enforce the RSA or any Definitive Documents or as otherwise permitted under the RSA; or (v) object to, delay, impede or take any other action to interfere with the Company's ownership and possession of its assets or interfere with the automatic stay arising under Section 362 of the Bankruptcy Code, provided, however, that nothing in the RSA shall limit the right of any Party to exercise any right or remedy provided under the RSA, the Confirmation Order or any other Definitive Document.

Under the RSA, the Company has agreed to, among other things: (i) use commercially reasonable best efforts to cooperate with the Consenting Noteholders to take actions necessary to consummate the Restructuring Transactions in accordance with the Plan and the terms and conditions of the RSA; (ii) negotiate in good faith and use commercially reasonable best efforts to execute, deliver and implement the definitive documents required under the RSA and any other required agreements to effectuate and consummate the Restructuring Transactions; (iii) obtain any and all required governmental, regulatory, licensing, Bankruptcy or other approvals (including any necessary third-party consents) necessary to implement and consummate the Restructuring Transactions; (iv) to the extent any legal, regulatory or structural impediment arises that would prevent, hinder or delay consummation of the Restructuring Transactions, negotiate in good faith appropriate additional or alternative provisions to address any such impediment; (v) notify the Consenting Noteholders of certain events; (vi) comply with the milestones, unless extended or waived, as the case may be, in accordance with the RSA (as described further below); (vii) timely file a formal objection to any motion filed with the Bankruptcy Court seeking entry of an order directing the appointment of an unsecured creditors committee, an equity committee, an examiner or trustee or converting or dismissing the Chapter 11 Case; (viii) take certain other actions in furtherance of the Restructuring Transactions; (ix) operate in the ordinary course of business and in accordance with past practice and the RSA, taking into account the Restructuring Transactions; (x) pay certain fees and expenses of the committee representing the Consenting Noteholders; and (xi) submit and use commercially reasonable best efforts to pursue an application with the California Public Utilities Commission for a change of control of the Crimson and San Pablo Bay Pipelines from John D. Grier to the Company.

In addition, under the RSA, the Company has also agreed not to (except with the prior written consent of the Consenting Noteholders), among other things and subject to certain terms and conditions: (i) object to, delay, impede or take any other action to interfere with the acceptance, implementation or consummation of the Restructuring Transactions; (ii) take any action that is inconsistent with, or is intended to frustrate, materially prejudice or impede approval, implementation and consummation of the Restructuring Transactions; (iii) except to the extent permitted by the RSA, seek, solicit, support, encourage, assist, consent to, vote for, enter into or participate in any discussions, agreements, understandings or other arrangements with respect to any alternative proposal to the Plan; (iv) amend or propose to amend its governance documents other than as required by the RSA or Plan; (v) amend or modify the Plan in a manner that is not consistent with the RSA; (vi) file any motion, pleading or document with the Bankruptcy Court or any other court that is inconsistent with the RSA or Plan or definitive documents contemplated by the RSA; (vii) incur any material indebtedness outside the ordinary course of business, including seeking bankruptcy court approval to incur indebtedness without the express written consent of the Consenting Noteholders.

Under the RSA, the Company has agreed to comply with, and implement the Restructuring Transactions in accordance with, the following milestones:

•No later than one day after the Petition Date, the Company shall file certain “first day” motions, and a motion to assume the RSA, Plan, and the disclosure statement and Solicitation Materials and other specified materials with respect to the Plan;

•No later than 60 calendar days after the Petition Date, the Bankruptcy Court shall have entered an order approving, on a conditional or final basis, the disclosure statement and solicitation materials with respect to the Plan;

•No later than 105 calendar days after the Petition Date, the Bankruptcy Court shall have entered an order confirming the Plan pursuant to Section 1129 of the Bankruptcy Code; and

•No later than 30 days after the date that the Bankruptcy Court enters the confirmation order described above, the Plan shall have become effective.

The RSA is terminable by the Consenting Noteholders if certain events occur, including but not limited to: (i) the Company's failure to meet the milestones described above; (ii) the Company's material breach of the RSA; (iii) if the Company takes certain actions in pursuit of an alternative proposal to the Plan; (iv) issuance of a governmental, regulatory or court order or ruling that would be expected to prevent the consummation of or materially alter the Restructuring Transactions; or (v) the Bankruptcy Court enters an order denying confirmation of the Plan or disallowing any material provision thereof. The RSA is terminable by the Company if certain events occur, including but not limited to: (i) the Consenting Noteholders' material breach of the RSA; (ii) the board of directors of the Company determines in good faith, after consulting with external counsel (including counsel to the Company), that proceeding with the Restructuring Transactions would be inconsistent with its fiduciary duties or applicable law or, in the exercise of its fiduciary duties, to pursue an alternative proposal to the Plan; (iii) the Bankruptcy Court enters an order denying confirmation of the Plan; (iv) issuance of a governmental, regulatory or court order or ruling that would be expected to prevent the consummation of or materially alter the Restructuring Transactions; or (v) the Consenting Noteholders take certain actions in support of an alternative proposal to the Plan.

The Plan contemplates treatment of the claims of the Company’s stakeholders as set forth below:

•Each secured claim will be reinstated or paid in full (or otherwise treated such that it will remain unimpaired in accordance with Section 1124 of the Bankruptcy Code).

•Each other priority claim (each claim as defined in Section 101(5) of the Bankruptcy Code entitled to prior in right of payment under Section 507(a) of the Bankruptcy Code, but excluding certain administrative and tax claims), will be reinstated or paid in full in the ordinary course of business (or otherwise treated consistent with Section 1129(a)(9) of the Bankruptcy Code).

•Each unsecured claim will be reinstated or paid in full in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such claim.

•Each holder of Senior Notes will receive its pro rata share of the following in exchange for the Senior Notes: (i) $23.6 million (subject to adjustment upwards based on the amount of Excess Effective Date Cash (as defined below)); (ii) the principal amount of Takeback Debt (as defined below); (iii) 88.96% of the shares of common stock of the reorganized Company (the "New Common Stock") (subject to dilution by the Management Incentive Plan and further subject to adjustment downwards based on the amount of Excess Effective Date Cash, subject to a cap); and (iv) Excess Effective Date Cash (defined as the amount of cash held by the Company on the effective date of the Plan in excess of $12 million capped at $8.5 million).

•If the holders of the Company's 7.375% Series A Cumulative Redeemable Preferred Stock (the "Preferred Stock") approve the Plan, each holder will receive such holder's pro rata share of 8.25% of the New Common Stock (subject to dilution by the Management Incentive Plan and further subject to adjustment upwards based on the amount of Excess Effective Date Cash, subject to a cap) in exchange for the Preferred Stock. If the holders of the Preferred Stock do not approve the Plan, (i) each holder will receive such holder's pro rata share of the Company's liquidation value as set forth in the disclosure statement, which amount is estimated to be $0.00 and the Preferred Stock will be cancelled and (ii) the percentage of New Common Stock that would have been allocated to the holders of the Preferred Stock will be reallocated to the holders of Senior Notes and holders of Crimson (as defined below) Class A-1 Units.

•Each holder of the Company's common stock will receive such holder's pro rata share of the Company's liquidation value as set forth in the disclosure statement, which amount is estimated to be $0.00 and the common stock will be cancelled.

•With respect to all Class A-1 Units of Crimson Midstream Holdings, LLC ("Crimson"), an entity in which the Company holds a non-controlling interest, the holders thereof will receive the right to exchange such units into 2.79% of the New Common Stock in substitution for their right to exchange such units into the Preferred Stock (subject to dilution by the Management Incentive Plan and further subject to adjustment upwards based on the amount of Excess Effective Date Cash, subject to a cap) and any tracking dividend or liquidation rights that existed with respect to the Preferred Stock, will now track to the percentage interest in the New Common Stock. With respect to all Class A-2 and Class A-3 Units of Crimson, the holders thereof will have their rights to exchange such units into shares of common stock of the Company cancelled.

The Plan includes a term sheet pursuant to which the holders of the Senior Notes will provide the reorganized Company with a five-year secured term loan in the principal amount of $45 million bearing interest at 12% per annum with interest starting to accrue on April 4, 2024, and payable on a quarterly basis (the "Takeback Debt"). The term sheet also provides that certain holders of the Senior Notes and other lenders will provide the reorganized Company with a one-year $10 million revolving credit facility the proceeds of which will be limited to certain specified emergency uses. Amounts drawn under the revolving credit facility will bear interest at one-month SOFR plus 3% per annum with interest payable on a quarterly basis.

The Plan provides that the reorganized Company will adopt a management incentive plan (the "Management Incentive Plan") on the effective date of the Plan. All grants under the Management Incentive Plan will ratably dilute all New Common Stock issued pursuant to the Plan. The Management Incentive Plan will reserve exclusively for participants a pool of stock-based awards in the reorganized Company in the form of (i) warrants for 5.0% of New Common Stock and (b) 5.0% of New Common Stock, both determined on a fully diluted and fully distributed basis, which shall be reserved for distribution in accordance with the Management Incentive Plan. The reorganized Company will assume all of the Company's existing employment agreements with its eleven employees.

The Plan also provides that the reorganized Company will adopt new governance documents, each in a form to be included in a supplement to the Plan. The Company expects that the reorganized Company will enter into a securityholders agreement with the Consenting Noteholders governing, among other things and not limited to, the composition of the reorganized Company's board of directors, board and stockholder approval rights with respect to certain corporate actions, information rights, stock transfer restrictions, tag-along and drag-along rights, preemptive rights and registration rights. The securityholders agreement will be included in a supplement to the Plan.

The foregoing description of the RSA and Plan is not complete and is qualified in its entirety by reference to the RSA, a copy of which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference, and the Plan, a copy of which is attached as an exhibit to the RSA and incorporated herein by reference. Capitalized terms not expressly defined herein shall have the meaning ascribed to them in the RSA.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The filing of the Chapter 11 Case constitutes an event of default that accelerated obligations under the indenture for the Senior Notes. As a result of the Chapter 11 Case, the principal amount together with accrued and unpaid interest thereon shall be immediately due and payable. However, any efforts to enforce such payment obligations under the indenture against the Company are automatically stayed as a result of the filing of the Chapter 11 Case, and the creditors’ rights of enforcement in respect of such obligations are subject to the applicable provisions of the Bankruptcy Code. Additionally, in connection with the Chapter 11 Case, the Company has incurred, and expects to continue to incur, significant professional fees and other costs. There can be no assurance that the Company’s current liquidity is sufficient to allow it to satisfy its obligations related to the Chapter 11 Case or to pursue confirmation of the Plan.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed, on December 1, 2023, the Company received a written notice from the staff of NYSE Regulation notifying the Company that NYSE Regulation had determined to commence proceedings to delist the Company's common stock the Preferred Stock from the New York Stock Exchange (“NYSE”). NYSE Regulation reached this decision pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Company had fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average common stock global market capitalization over a consecutive 30 trading day period of at least $15.0 million. NYSE Regulation indicated that it will apply to the Securities and Exchange Commission (the “SEC”) to delist the Company's common stock and the Preferred Stock upon completion of all applicable procedures, including any appeal by the Company of the NYSE Regulation staff’s decision. The Company subsequently appealed the decision. On February 26, 2024, the Company notified the NYSE that it was withdrawing its appeal and accordingly expects to be delisted as soon as practicable by NYSE.

Item 7.01	Regulation FD Disclosure.
Press Release

On February 25, 2024, the Company issued a press release in connection with the filing of the Chapter 11 Case. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Cleansing Material

Prior to file of the Chapter 11 Case and in connection with discussions with certain of its debt holders, the Company entered into confidentiality agreements (collectively, the "NDAs") with the Consenting Noteholders in which the Company agreed, limited to the extent necessary, to publicly disclose certain information, including certain material non-public information thereunder (the "Cleansing Materials"), upon the occurrence of certain events set forth in the NDAs. The Company is furnishing the Cleansing Materials with this Current Report as Exhibit 99.2 hereto in satisfaction of its obligations under the NDAs.

The Cleansing Materials are based solely on certain information made available to the Company as of the date of the Cleansing Materials and were not prepared with a view toward public disclosure. The Cleansing Materials should not be relied upon by any party for any reason. The Cleansing Materials should not be relied upon as a reliable prediction of future events. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Materials or undertakes any obligation to publicly update the Cleansing Materials to reflect circumstances existing after the date when the Cleansing Materials were prepared or conveyed or to reflect the occurrence of future events.

Additional Information on Chapter 11 Case

Court filings and information about the Chapter 11 Case can be found at a website maintained by the Company’s claims agent at https://cases.stretto.com/corenergy. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

The information furnished in this Item 7.01 of this Current Report, including in Exhibits 99.1 and 99.2, are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filing.

Item 8.01	Other Events.
Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Case.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements made in this Current Report, including, but not limited to, statements about the Company’s continued operation of the business as “debtor-in-possession” the Company’s expectation to be granted “first day” motions; the Company’s expectation that the Plan contemplated by the RSA and the Chapter 11 Case is consummated by the Bankruptcy Court according to the terms outlined herein and in the Restructuring Support Agreement; and any assumptions underlying any of the foregoing may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks and uncertainties regarding the Company’s ability to successfully consummate and complete a plan of reorganization under Chapter 11; the Company’s ability to continue operating in the ordinary course while the Chapter 11 Case is pending; potential adverse effects of the Chapter 11 Case on the Company’s business, financial condition, liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Case; objections to the Plan or other pleadings filed with the Bankruptcy Court that could protract the Chapter 11 Case; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties caused by the Chapter 11 Case; the Company’s ability to improve its liquidity and long-term capital structure and to address its debt service obligations through the restructuring; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the potential financing arrangements; the Company’s ability to effectively implement its strategic plan; the Company’s liquidity needs to operate its business and execute its strategy, and related use of cash; the Company’s ability to maintain relationships with suppliers, customers, employees, regulatory authorities and other third parties as a result of the Chapter 11 Case; the effects of the restructuring and the Chapter 11 Case on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 Case, including the approvals of the terms and conditions of any plan of reorganization and the outcome of the Chapter 11 Case generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Case; risks associated with third-party motions in the Chapter 11 Case, which may interfere with the Company’s ability to consummate a plan of reorganization or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; other litigation and inherent risks involved in a bankruptcy process; and the other risks and uncertainties disclosed in the Company’s annual and quarterly periodic reports and other documents filed with the SEC. Forward-looking statements speak only as of the date they are made. The Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS.

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated February 25, 2024, by and among the Company and other parties thereto
99.1	Press Release of CorEnergy Infrastructure Trust, Inc. dated February 25, 2024
99.2	Cleansing Materials
99.3	Plan of Reorganization
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: February 26, 2024	By:	/s/ Robert L Waldron
Robert L Waldron
President and Chief Financial Officer